As filed with the Securities and Exchange Commission on December 17, 2010

Registration No. 333-56511

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________________

Atrion Corporation
(Exact name of Registrant, as specified in its charter)

Delaware	63-0821819
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Allentown Parkway
Allen, Texas 75002
(Address of principal executive offices)
______________________________
Atrion Corporation
1998 Outside Directors Stock Option Plan
(Full title of the plan)
______________________________

Emile A. Battat
Chairman of the Board and Chief Executive Officer
One Allentown Parkway
Allen, Texas  75002
(972) 390-9800
(Name, address and telephone number, including area
code, of agent for service)
(With a copy to:) B.G. Minisman, Jr. Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. Suite 1600 420 20th Street North Birmingham, Alabama 35203
______________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

______________________________

DEREGISTRATION OF SECURITIES

Atrion Corporation (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-56511), filed by the Registrant on June 10, 1998 (the “Registration Statement”), pursuant to which the Registrant registered 270,000 shares of common stock (“Common Stock”) for issuance under the Registrant’s 1998 Outside Directors Stock Option Plan (the “1998 Plan”).

In 1999, the Board of Directors of the Registrant amended the 1998 Plan to provide that no additional options would be granted thereunder after February 1, 1999, and all options to purchase Common Stock pursuant to the 1998 Plan either have been exercised or have expired.  Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold, the Registrant is filing this Post-Effective Amendment No. 1 to Registration Statement to deregister all the shares of Common Stock covered by the Registration Statement that remain unissued as of the date of this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allen, State of Texas, on this the 14th day of December, 2010.

ATRION CORPORATION

By: /s/ Jeffery Strickland
Its:  Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Emile A. Battat and Jeffery Strickland, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the Registrant’s Registration Statement on Form S-8 (File No. 333-56511), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and  agents full  power and  authority  to do and perform  each and every  act and  thing  requisite  and  necessary  fully to all intents and  purposes as he might or could do in person  thereby  ratifying  and confirming all that said  attorneys-in-fact  and agents or any of them, or their or his substitutes or substitute,  may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Emile Battat	Chairman of the Board	December 14, 2010
Emile A. Battat	and Chief Executive Officer
/s/ Jeffery Strickland	Vice President, Chief Financial	December 14, 2010
Jeffery Strickland	Officer and Secretary-Treasurer

/s/ Hugh J. Morgan, Jr.
Hugh J. Morgan, Jr.	Director	December 14, 2010

/s/ Roger Stebbing
Roger F. Stebbing	Director	December 14, 2010

/s/ John P. Stupp, Jr.
John P. Stupp, Jr.	Director	December 14, 2010

/s/ Ronald Spaulding
Ronald N. Spaulding	Director	December 14, 2010

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